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                                                                    EXHIBIT 23.4





                        CONSENT OF INDEPENDENT AUDITORS





The Board of Directors and Stockholders
Telewest Communications plc


We consent to the incorporation by reference in the Registration Statements (Nos. 33-56271, 33-57177, 33-57399, 33-57409, 33-57469, 33-59121, 33-63139,
33-64127, 33-65479, 33-65493, 33-65497, 333-00265, 333-00717, 333-00765,
333-00835, 333-06723, 333-07615 and 333-19813) on Form S-3, the Registration
Statement (No. 33-65311) on Form S-4, and the Registration Statements (Nos. 33-44543, 33-54263, 33-57635, 33-60839, 33-60843, 33-64827, 33-64829, 33-64831,
33-65483, 33-65485, 33-65487, 333-06177, 333-06179, 333-16025 and 333-16027) on
Form S-8 of Tele-Communications, Inc. of our report dated March 11, 1997, relating to the consolidated balance sheet of Telewest Communications plc and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of Tele-Communications, Inc.



                                                   /s/ KPMG Audit Plc
                                                   KPMG Audit Plc
                                                   Chartered Accountants
                                                   Registered Auditors



London, England
March 27, 1997